                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

                                                         Jurisdiction of
         Name                                             Organization
         ----                                            ---------------
Vista Resources I, Inc.                                     Texas
Vista Resources Partners, L.P.                              Texas
Vista LLC                                                   Delaware
Vista Resources, Inc.                                       Texas
Midland Resources, Inc.                                     Texas